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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant                                    [ ]
Filed by a Party other than the Registrant                 [X]

check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[X]      Soliciting Material Under Rule 14a-12

                                                           [ ]     Confidential,
                                                                   for Use of
                                                                   the
                                                                   Commission
                                                                   Only (as
                                                                   permitted by
                                                                   Rule 14a-6(e)
                                                                   (2)

                             COMPUTER HORIZONS CORP.
                -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                   AQUENT LLC
    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      [X]        No fee required

      [ ]        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                 and 0-11

      (1)        Title of each class of securities to which transaction applies:

      (2)        Aggregate number of securities to which transaction applies:

      (3) Per unit price on other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined

      (4)        Proposed maximum aggregate value of transaction:

      (5)        Total fee paid:

      [ ]        Fee paid previously with preliminary material

                                      -1-




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[AQUENT LOGO]

FOR IMMEDIATE RELEASE


              AQUENT SENDS LETTER TO COMPUTER HORIZONS SHAREHOLDERS

Boston, MA, April 16, 2003 - Aquent LLC, a privately held global professional services firm, today sent the following letter to shareholders of Computer Horizons Corp. (Nasdaq: CHRZ) regarding Aquent's premium proposal to acquire all of the outstanding common stock of Computer Horizons for $5.00 per share in cash:


                    "IMPORTANT INFORMATION REGARDING UPCOMING
                ANNUAL MEETING OF COMPUTER HORIZONS SHAREHOLDERS

             Aquent Makes $5 Per Share Cash Proposal For Your Stock;
          Nominates Two Independent Directors And Proposes Other Action
                          At The May 14 Annual Meeting

               WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU
                        BY COMPUTER HORIZONS' MANAGEMENT

                                                                  April 16, 2003

         Dear Fellow Shareholder of Computer Horizons Corp.:

                  On behalf of Aquent LLC, a privately held global professional services firm and the owner of approximately 1,101,000 shares of Computer Horizons (approximately 3.6%), I am writing to notify you of some important developments regarding your Company. On April 14, 2003, Aquent sent a letter to the Company's Board of Directors proposing a transaction in which Aquent would acquire all of the outstanding common stock of Computer Horizons for $5.00 per share in cash.

                  Our $5.00 per share cash proposal represents a premium of 67% to Computer Horizons' closing price on Friday, April 11, 2003 of $3.00, a 69% premium to its average closing price over the past 30 trading days of $2.96, and is higher than any trading price for the Company's common stock over the last two years. We are confident that a combination of Aquent and Computer Horizons would benefit both companies' shareholders, customers, employees and contractors, and would result in a combined entity with the necessary size to be a leader in our industry.







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                                      - 2 -


             AQUENT IS COMMITTED TO PURSUING THE MEANS NECESSARY TO
                  CONSUMMATE THIS TRANSACTION DIRECTLY WITH YOU
                     - THE TRUE OWNERS OF COMPUTER HORIZONS

                  At the Company's upcoming Annual Meeting of Shareholders, we intend to seek your support for two independent and highly-qualified candidates for election to Computer Horizons' Board of Directors. The two individuals Aquent intends to nominate as directors are Robert A. Trevisani and Karl L. Meyer. Both of them have served as public company directors. We believe that election of these two new and independent members to the Company's Board, while they will not constitute a majority of the six-person Board, will help guide the Board to fulfill its fiduciary duty to explore all avenues open to the Board and its advisers with the goal of maximizing shareholder value.

                  We are also seeking your support to amend the Company's bylaws to authorize shareholders who own 10% or more of Computer Horizons' outstanding stock to call a special meeting of shareholders. This will afford shareholders the opportunity to hold the Board accountable for its actions at any time during the year, not just once a year at the annual meeting. At present, only management or the holders of 50% or more of Computer Horizons' outstanding stock can call a special meeting.

         WE BELIEVE THAT THE ELECTION OF MESSRS. TREVISANI AND MEYER AND
            THE PROPOSED BYLAW AMENDMENT ARE IN THE BEST INTERESTS OF
                     COMPUTER HORIZONS AND ALL SHAREHOLDERS

                  We would prefer to meet with the Board and management of the Company to negotiate a transaction that is in the best interests of all Computer Horizons shareholders. However, Aquent's request to present its premium proposal was rebuffed by Mr. John Cassese, who purported to act on behalf of the Company where he supposedly has no official capacity following his recent indictment on insider trading charges. Accordingly, we are appealing to you, the shareholders - the true owners of Computer Horizons.

                       DO NOT RUSH INTO A VOTING DECISION

                    WE STRONGLY URGE SHAREHOLDERS NOT TO SIGN
          OR RETURN ANY PROXY CARD SENT TO YOU BY MANAGEMENT UNTIL YOU
                  CAREFULLY CONSIDER ALL OF THE NECESSARY FACTS

                  We will mail to you shortly proxy materials and a GOLD proxy card which will allow you to vote for the new directors and our bylaw amendment. However, before receiving our proxy materials, you will likely receive proxy solicitation materials and a proxy card from Computer Horizons' Board and management seeking your vote to elect management's slate of nominees as directors and support for other matters. We strongly urge all Computer Horizons shareholders NOT to sign or return any proxy card sent to you by management until you carefully consider ALL of the necessary facts.




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                                      - 3 -


                  Thank you for your time and consideration. If you have any questions or need any assistance voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885.

                            On behalf of Aquent LLC,

                            Sincerely,

                            /s/ John Chuang

                            John Chuang
                            Chairman and Chief Executive Officer"

About Aquent
Aquent LLC is a privately-held premier global solutions company that operates 70 offices located in 15 countries. Aquent consists of two divisions: IT Services, providing solutions in application development, quality assurance testing, and project management; and Marketing & Creative Services, providing outsourcing, systems consulting and staffing for Global 1000 companies. Aquent was founded 17 years ago and is headquartered in Boston, MA. Additional information about Aquent can be found on the Company's website at www.aquent.com.

In connection with Computer Horizons' upcoming Annual Meeting, Aquent plans to file a proxy statement with the Securities and Exchange Commission (SEC). COMPUTER HORIZONS SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement and other material (when available) and any other documents that may be filed by Aquent with the SEC in connection with the Annual Meeting at the SEC's web site at www.sec.gov. Computer Horizons shareholders may also obtain free copies of the proxy statement and other documents filed by Aquent in connection with the annual meeting, including information about the identity of the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, by directing a request to: Aquent LLC, 711 Boylston Street, Boston, Massachusetts 02116, Attn: Steven M. Kapner, phone: (617) 535-5000, email: skapner@aquent.com.

SAFE HARBOR STATEMENT

Certain statements contained herein regarding matters that are not historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby, including due to risk factors listed from time to time in Computer Horizons' reports and filings with the Securities and Exchange Commission.

                                      # # #

Contact:

Investors                                Media
Mark Harnett                             Matthew Sherman / Jeremy Jacobs
MacKenzie Partners                       Joele Frank, Wilkinson Brimmer Katcher
212-929-5877                             212-355-4449